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                                                                 EXHIBIT 10.11

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

                        QWEST COMMUNICATIONS CORPORATION
                               SERVICES AGREEMENT

This Services Agreement, having Service Agreement No. ________, is entered into as of April 30, 1998 (the "EFFECTIVE DATE"), by and between Qwest Communications Corporation, a Delaware corporation ("QWEST"), and General Magic, Inc. a Delaware corporation ("CUSTOMER")

Qwest will provide to Customer intrastate, interstate, and international inbound and outbound telecommunications services pursuant to the terms of this Service Agreement, any Exhibits or Schedules, and Service Orders as defined in Section 1.1, and Qwest Tariff FCC No. 3 and Cal. P.U.C. Schedule No. 3-T, all of which are hereby incorporated by reference, (collectively the "Agreement"). Qwest may modify its tariffs from time to time in accordance with law and thereby affect the service(s) provided to Customer.

In the event that Qwest is required to or elects to withdraw its tariff currently on file with the Federal Communications Commission pursuant to a final Report and Order in CC Docket No. 96-61 or any other federal or state decision, order, or regulation permitting or requiring such tariff withdrawal, the terms and conditions contained in Qwest's Tariff FCC No. 3 in effect on the effective date of this Agreement and not in conflict with the terms and conditions of this Services Agreement shall be deemed incorporated into this Agreement and made a part hereof.

1.      SERVICES TO BE PROVIDED BY QWEST:

1.1 Telecommunications services (the "SERVICE" or "SERVICES") available from Qwest are identified in the Service and Pricing Exhibit attached hereto as "EXHIBIT A", which is incorporated by this reference (the "SERVICE AND PRICING EXHIBIT"). Services requested by Customer shall be requested on Qwest's service order forms in effect from time to time (hereafter, any such order is a "SERVICE ORDER(S)"). Each Service Order shall reference this Agreement by Service Agreement Number and shall become a part of this Services Agreement when executed by a duly authorized representative of Qwest. Qwest reserves the right to reject any Service Order not consistent with this Services Agreement.

1.2 Upon receipt by Qwest of a duly executed Service Order during the Term (as defined in Section 4.3 of this Agreement) of this Agreement, Qwest shall provide to Customer those Services identified in the Service Order.

2.      OBLIGATIONS OF CUSTOMER:

2.1     Customer shall perform those duties outlined in the Service and Pricing
        Exhibit in addition to those described herein and in any Service
        Order(s).


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3.      TERM:

3.1 This Agreement shall be effective between the parties as of the Effective Date. The initial term (the "INITIAL TERM") of this Agreement shall expire three (3) years from the Effective Date, unless either party earlier terminates this Agreement in the manner provided herein.

3.2 Upon the expiration of the Initial Term, if Customer is not then in default hereunder, the term of this Agreement shall be renewed automatically for successive ninety (90) day periods (hereafter, the "RENEWAL TERM") unless and until an Amendment is executed by both parties extending the Renewal Term, or either party terminates this Agreement in the manner provided herein.

3.3 The Initial Term and Renewal Term are sometimes referred to together herein as the "TERM."

4.      MINIMUM COMMITMENTS, RATES AND PAYMENTS:

4.1 Rates and charges for the Services, as well as Customer's Revenue Level Commitment, are set forth in the Service and Pricing Exhibit except as otherwise specifically provided in this Agreement.

4.2 Recurring charges shall be invoiced by Qwest on a monthly basis in advance and non-recurring charges shall be invoiced in arrears.

4.3 Qwest will provide invoices to Customer in a mutually agreed upon CD-ROM format.

4.4 Customer shall make all payments due hereunder according to the terms of Qwest's Tariff FCC No. 3 and Cal. P.U.C. Schedule 3-T, Rule 4 as amended and in effect at the time the payment is due.

4.5 All disputes or requests for billing adjustments must be submitted in writing and submitted with payment of undisputed amounts due. Any amounts which are determined by Qwest to be in error or not in compliance with this Agreement shall be adjusted on the next month's invoice. Any disputed amounts which, after investigation, are deemed by Qwest to be correct as billed and in compliance with this Service Agreement, shall be due and payable by Customer, upon notification and demand by Qwest, along with any late payment charges which Qwest may impose pursuant to Tariff FCC No. 3 or Cal. P.U.C. Schedule 3-T, as amended from time to time. In the event that Customer continues to dispute the amount billed, the dispute resolution procedures set forth in Qwest's Tariff FCC No. 3 or Cal. P.U.C. Schedule 3-T shall apply. Disputes shall not be cause for Customer to delay payment of the undisputed balance to Qwest according to the terms outlined in Section
        4.3 above.


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4.6     Any applicable federal, state, or local taxes, and all use, sales, commercial, gross receipts, privilege or other similar taxes or license fees, surcharges or similar impositions imposed by the Federal Communications Commission or any state regulatory commission, whether charged to or against Qwest or Customer, with respect to the Services provided by Qwest, as well as any other imposition by any governmental authority which has the effect of increasing Qwest's cost of providing the Services, shall be payable by Customer in addition to the other charges set forth in this Agreement. Such charges shall not contribute to the Revenue Level Commitment.

5.      EVENTS OF DEFAULT:

5.1 A "DEFAULT" shall occur if: (a) Customer fails to make any undisputed payment required to be made by it under this Agreement and any such failure remains uncorrected for five (5) business days after Qwest has notified Customer that such undisputed payment was past due; (b) either party fails to perform or observe any material term or obligation (other than making payment) contained in this Agreement, and any such failure remains uncorrected for thirty(30) calendar days after written notice from the non-defaulting party informing the defaulting party of such failure (except for a Default by Customer under Section 8.2 of this Service Agreement, which shall require no advance written notice); (c) there is an Adverse Material Change (as defined in Section 5.2 of this Service Agreement) in Customer's creditworthiness and Qwest and Customer are unable to negotiate an acceptable deposit arrangement or other procedure for restoring Customer's creditworthiness within thirty (30) days of notice of the Adverse Material Change.

5.2 For purposes of Section 5.1 of this Service Agreement, an Adverse Material Change in Customer's creditworthiness shall include, but not be limited to: (a) failure of Customer to make full payment of undisputed charges due hereunder on or before the date due on three (3) or more occasions during any period of twelve (12) months, or Customer's failure to make such undisputed payment on or before the date due in any two (2) consecutive months; (b) acquisition of Customer (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, or which presents a materially greater credit risk than Customer; or (c) Customer's being subject to or having filed for bankruptcy or insolvency proceedings, or the legal insolvency of Customer.

5.3 Notwithstanding Section 5.1 of this Service Agreement, the non-chronic, non-material (as measured according to Schedule 3 to Exhibit A to the Agreement) failure of any particular Service shall not be deemed a Default by Qwest, but may obligate Qwest to provide Customer with Credits for Interruption, as provided for in Qwest's Tariff FCC No. 3.


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6.      REMEDIES FOLLOWING DEFAULT:

6.1 If Customer is in Default, Qwest may, in addition to any other remedies it has under this Agreement or under the law: (a) suspend its performance under this Agreement without the requirement of any further notice to Customer, until Customer has remedied all breaches of this Agreement and paid in full all charges then due, including any late fees specified herein plus, at Qwest's option, the prepayment of up to two
        (2) months recurring charges, as is specified in Section 4.3 of this Agreement; (b) condition provision of Services or acceptance of a Service Order on Customer's assurance of payment and compliance with this Agreement, which may be in the form of a deposit or such other means as is required by Qwest to establish assurance of payment and compliance; or (C) terminate this Agreement by providing written notice to Customer in the manner provided in Section 7.2 of this Agreement.

6.2 If Qwest is in Default, Customer may, in addition to any other remedies it has under this Agreement or under the law, terminate this Agreement in the manner provided for in Section 7.1 of this Agreement, but may not withhold or suspend payment of undisputed charges.

7.      TERMINATION:

7.1 Customer may terminate this Agreement: (a) effective upon written notice to Qwest, if Qwest is in Default (as provided in Section 6.2 of this Service Agreement); (b) effective upon thirty (30) calendar days prior written notice, if any material rate or term contained herein and relevant to the affected Services is materially changed by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission, or other local, state or federal government authority; (c) effective upon ninety (90) calendar days prior written notice, with or without cause, following the expiration of the Initial Term; or (d) effective upon written notice to Qwest, if unplanned system-wide outages (as defined in Section 2.5 of Schedule 3 to Exhibit A) affecting all services exceed sixty (60) consecutive minutes more than two (2) times in any thirty (30) day period.

7.2 Qwest may terminate this Agreement: (a) effective upon written notice to Customer, if Customer is in Default (as provided in Section 5.1 of this Service Agreement); (b) effective upon ninety (90) days prior written notice, with or without cause, following the expiration of the Initial Term; or (c) effective immediately and without any advance written notice, if Qwest does not maintain or loses any required regulatory or other governmental authorizations to provide the Services, as described in Section 8.1 of this Agreement , provided Qwest will use commercially reasonable efforts to notify Customer prior to such termination; following a Default by Customer under Section 8.2 of this Agreement; or if Customer makes an unauthorized Transfer under Section 11.1 of this Agreement.


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7.3     Customer may terminate the affected portion or portions of a Service
        Order or Service Orders or the Services Agreement in its entirety upon ten (10) calendar days prior written notice following failure of performance, in the manner and subject to Section 9.2 of this Agreement or Section 1.2 of the Service and Pricing Exhibit.

7.4 Customer may, upon thirty (30) days written notice, terminate the affected portions of a Service Order or Service Orders or the Service Agreement in the event that Qwest modifies either Tariff FCC No. 3 or Cal. P.U.C. Schedule 3-T and such modification materially changes the rates, terms, or conditions governing the Services provided by Qwest.

8.      GOVERNMENTAL AUTHORITY:

8.1 Customer acknowledges that the obligation of Qwest to provide the Services to Customer is subject to the receipt by Qwest of any required regulatory or other governmental authorizations. If required, Qwest will file with the appropriate regulatory agency a tariff that is consistent with the terms of this Service Agreement and any applicable Exhibits, Schedules, and Service Orders. In the event that the regulatory agency requires modifications to the tariff that would be inconsistent with this Services Agreement, Qwest and Customer will utilize best efforts to develop mutually acceptable replacement provisions. Qwest reserves the right to terminate this Agreement pursuant to Section 7.2 of this Service Agreement if at any time Qwest does not have or loses the required regulatory or other governmental authorizations to provide the Services.

8.2 Customer represents and warrants that Customer has received all necessary permits, licenses, approvals, grants, and charters of whatsoever kind which materially affect Customer's ability to carry out the business in which Customer is engaged and to lawfully utilize the services acquired under the Agreement. A breach by Customer of any of the representations, warranties or covenants of this Section 8.2 shall be deemed a Default hereunder, and shall allow Qwest to terminate this Agreement in the manner described in Section 7.2 of this Service Agreement.

9.      FORCE MAJEURE:

9.1 Except as is provided in Section 9.2 below, Qwest shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, fiber optic cable cut, storm, extreme temperatures or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority; national emergencies,


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        insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties; actions or inactions of a third party provider or operator of facilities employed in provision of the Services; or any other conditions or circumstances beyond the reasonable control of Qwest which impede or affect the Services or the transmission of telecommunications services.

9.2     If any failure of performance on the part of Qwest described in Section
        9.1 of this Service Agreement shall be: (a) for thirty (30) calendar days or less, then this Agreement shall remain in effect, but Customer shall be relieved of its obligation to pay for that portion of the Services affected for the period of such failure of performance; or (b) for more than thirty (30) days, then Customer may terminate either that portion of any Service Order or Service Orders related to the Services so affected, or the Services Agreement in its entirety, by written notice to Qwest, in accordance with Section 7.3 of this Service Agreement.


10.     INDEMNIFICATION:

10.1 Each party shall indemnify and hold harmless the other (and the other's affiliates, officers, directors and employees; hereafter, "THE AFFILIATES"), and any third party provider or operator of services employed by that party or its Affiliates in the provision of the Services, from and against, and shall reimburse the indemnitee and/or its Affiliates for, any and all losses, liabilities, deficiencies, claims and expenses (including, but not limited to, costs of defense and reasonable attorneys' fees) incurred by the indemnitee or its Affiliates and arising from or in connection with: (A) any claims which may be asserted by parties other than Customer or Qwest who have use of or access to the Services. The party seeking indemnification shall promptly notify the indemnifying party regarding any such claim, and the indemnifying party shall have sole control over the investigation, defense, negotiation and settlement of any such claim. The indemnitee shall cooperate with the defense and settlement of such claims (at no cost to the indemnitee) as reasonably requested by the indemnifying party, and may elect to participate in the defense with counsel of its own choosing at its expense. [**].

10.2 Notwithstanding anything to the contrary in Tariff FCC No. 3 and Cal. P.U.C. Schedule 3-T, Rule 3, as amended from time to time, or their successors, neither party shall have any indemnification liability or obligation to the other except as expressly set forth in this Section 10.

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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11.     ASSIGNMENT:

11.1 Neither this Agreement nor any of Customer's rights or obligations hereunder may be sold, assigned, sublet, encumbered or transferred by operation of law or otherwise (hereafter, a "TRANSFER"), except (A) to a Customer Affiliate, or (B) in connection with a sale or assignment by operation of law of all or substantially all of Customer's assets, without the prior written consent of Qwest, which will not be unreasonably withheld. Any Transfer other than those set forth in clauses (a) and (b) above by Customer without Qwest's prior written consent shall entitle Qwest, at its option, to: (X) consider the Transfer void; (Y) consent to the Transfer, and hold the Customer and any transferee(s) liable hereunder; or (Z) terminate this Agreement upon delivering written notice to Customer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. Qwest may transfer, assign, or otherwise in any manner encumber this Agreement and its rights and obligations hereunder without the need to obtain Customer's prior consent.

12.     TITLE:

12.1 Customer expressly disclaims any right, title, perpetual right of use or any other interest in or to any equipment or property used or supplied by Qwest under this Agreement.

13.     WARRANTIES AND LIMITATION OF LIABILITY:

13.1 Qwest warrants that the Services shall be provided to Customer and shall operate in accordance with the standards set forth in EXHIBIT A (hereinafter the "TECHNICAL STANDARDS"). If the Services are not being provided in accordance with the Technical Standards (hereinafter, a "DEFECT" or "DEFECTS"), Qwest shall conform the Services to the Technical Standards.

13.2 Qwest's liability to Customer in all actions or claims arising under this Agreement is set forth in and limited by its Tariff FCC No. 3 and Cal. P.U.C. Schedule 3-T, Rule 3, as amended from time to time, provided that the exclusion or disclaimer of Qwest's liability for direct damages for any Default, for any Defects in the Services or for any other breach of this Services Agreement set forth in such tariffs and any successors thereto shall be modified so that Qwest's liability to Customer for direct damages shall not exceed [**].

13.3 Customer's liability to Qwest in all actions or claims arising under this Agreement shall be limited to direct damages which shall not exceed [**]. Such limitation does not include any amounts that may be due and owing to Qwest by Customer under the terms of this Agreement, including usage charges, underutilization and early termination charges, and late payment charges.

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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13.4    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL,
        INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOSS OF USE ARISING FROM ANY CLAIM ON ANY THEORY OF LIABILITY.

14.     NON-DISCLOSURE AND PUBLICITY:

        14.1 Qwest and Customer shall execute a Non-disclosure Agreement in the form attached hereto as EXHIBIT B.

15.     ARBITRATION:

15.1 The parties shall endeavor to equitably settle all disputes arising out of or related to this Agreement in an informal manner and in good faith. All disputes not resolved in this manner shall be determined and resolved by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association ("AAA"). The arbitrator shall be appointed in accordance with the rules then prevailing of the AAA. The arbitration shall be conducted before a single arbitrator appointed according to the AAA rules.

15.2 The award rendered by the arbitrator shall be final and binding upon the parties hereto. Neither party shall have the right to further appeal or redress the matters arbitrated except for the purposes of obtaining the judgment rendered by the arbitrator. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

15.3 The parties hereto agree that a prevailing party shall be entitled to recover all reasonable costs and expenses (including all reasonable attorney's fees and disbursements) of such arbitration proceeding, as well as all cost for said proceeding. Such prevailing party shall also be entitled to reasonable attorney's fees and costs incurred in enforcing a judgment of the arbitrators separately from and in addition to any other amount included in such judgment. This Section 15.3 shall be severable from the other provisions of this Service Agreement and shall survive and not be merged into any such judgment.

16.     USE OF SERVICES:

16.1 Qwest's obligation to provide the Services specified herein is conditioned upon the Services not being used for any unlawful purpose or in violation of any governmental regulations or authorizations as outlined in Section 8 of this Service Agreement.


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17.     CHANGES IN TECHNOLOGIES OR BUSINESS CONDITIONS:

17.1 In the event of a business downturn or other change beyond Customer's control, a corporate restructuring, downsizing, divestiture, or network optimization using other telecommunications services, changes in price or tariff terms that substantially affect this Agreement, changes in Customer's network configuration or design, or significant changes in available technology or network performance which significantly reduce the volume or change the nature of telecommunications services required by the Customer, with the result that the Customer will be unable to meet its Revenue Level Commitment under this Agreement, Qwest and Customer will cooperate in efforts to develop a mutually agreeable alternative that will address the concerns of both parties and comply with all legal and regulatory requirements and restrictions. By way of example and not limitation, such alternatives may include changes in rates, nonrecurring charges, revenue commitments, the multiyear service period, and other potential solutions. In the event the parties are unable to agree, the rates, terms, and conditions for the remaining Service will be established, by arbitration if necessary, according to comparable rates, terms, and conditions for similar services provided by Qwest to Similarly Situated Customers, as defined in Section 17.2, below. Notwithstanding the foregoing, this paragraph shall not apply to a change resulting from the Customer's deliberate movement of like services from Qwest to another telecommunications vendor, unless such migration is to utilize a technology or service that is not reasonably available from Qwest or as a result of Qwest's failure to perform according to the terms of this Service Agreement. The Customer will give Qwest written notification of the conditions it believes will require the application of this provision. The provision does not construe a waiver of any charges incurred by the Customer prior to the time the parties mutually agree to amend or replace this Agreement.

17.2 [**] may, [**] this Agreement [**] if (a) [**] and with a Term at least [**] or (b) [**] and with a Term at least [**]. For purposes of this section, [**] is any customer of Qwest which has executed a contract for [**]


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        [**]. It shall be [**] responsibility to request [**] of the Agreement pursuant to this Section 17.2

18.     MISCELLANEOUS:

18.1 Each party shall execute such other documents, provide such information and cooperate with the other party, all as may be reasonably required in connection with providing the Services.

18.2 Neither this Agreement, nor the provision of Services hereunder, shall constitute, create, give effect to or otherwise recognize a joint venture, partnership, or business entity of any kind, or result in a joint communications service offering to any third parties, and the rights and obligations of the parties will be limited to those expressly set forth herein. Nothing herein will be construed as providing for the sharing of profits or losses arising out of the efforts of the parties hereto, except as may be provided for herein.

18.3 The failure of either party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not constitute a waiver of any term or condition of this Agreement.

18.4 Subject to Section 15 of this Service Agreement, in the event suit is brought or an attorney is retained by either party to enforce the terms of this Agreement or to collect any moneys due hereunder or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

18.6 No subsequent agreement concerning the Services or modification to this Agreement shall be binding upon the parties unless it is made in writing by an authorized representative of Customer and an authorized Representative of Qwest Communications at its headquarters in Denver, Colorado.

18.7 If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, and the Customer and Qwest agrees to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

18.8 The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall survive the completion of performance and termination of this Agreement, including, without limitation, the making of any and all payments due hereunder.

18.9    Words having technical or trade meanings shall be so construed.


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18.10   All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be given by: (a) hand delivery; (b) first-class registered or certified mail with postage prepaid; (c) overnight receipted courier service; or (d) telephonically confirmed facsimile transmission, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party. Notices given in accordance with this Section shall be effective upon receipt or when receipt is refused.

        All notices to Qwest shall be addressed to:

                      Qwest Communications Corporation
                      555 17th Street, Suite 1000
                      Denver, Colorado  80202
                      Facsimile: (303) 291-1724   Phone: (303) 291-1400
                      Attn.: Mr. Marc Walters

               All notices to Customer shall be addressed to:

                      General Magic, Inc.
                      420 North Mary Avenue
                      Sunnyvale, California 94086
                      Facsimile: (408) 774-4022   Phone: (408 (774-4400)
                      Attn.:  Mr. Kevin J. Surace and Mary Doyle, Esq.

               The addresses set forth may be changed by appropriate notice to the other party.

18.11 This Services Agreement, including its Exhibits and Schedules, Services Orders, and Qwest's Tariff FCC No. 3 and Cal. P.U.C. Schedule 3-T incorporated herein by reference, comprises the complete and exclusive statement of the agreement of the parties concerning the subject matter hereof, and supersedes all previous statements, representations, and agreements concerning the subject matter hereof. In the event of any conflict between the provisions of this Services Agreement and the terms of any Service Order(s) issued and accepted hereunder, any exhibits hereto, or tariffs filed with the FCC or any state regulatory agency (including Qwest's Tariff FCC No. 3 and Cal. P.U.C. Schedule 3-T), the conflict shall be resolved by reference to said documents in the following order of priority of interpretation (except as is otherwise specifically provided in this Agreement or in any exhibits): (A) the Services Agreement and any Service Orders; (B) any exhibit, with reference to the same in order of attachment to this Agreement; and (C) Qwest's tariffs on file with the FCC or any state regulatory commission. Notwithstanding the foregoing, no provision or term of any Service Order or exhibit shall be a part of this Agreement or binding on Qwest unless and until


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        such Service Order or document has been executed by an authorized representative of Qwest.


DATED as of the first date written above.

                      GENERAL MAGIC, INC.:
                              By: /s/ Kevin J. Surace
                                 ----------------------------------------
                                      Name:  Kevin J. Surace
                                      Title: Vice President and General Manager

                                      Date: 4/30/98
                                            -----------------------------

                      QWEST COMMUNICATIONS CORPORATION:

                              By: /s/ Lewis Wilks
                                 ----------------------------------------
                                      Name:  Lewis Wilks
                                      Title: President, Bus Mkts

                                      Date: 4/30/98
                                            -----------------------------

                              APPROVED AS TO LEGAL FORM

                              April 30, 1998

                              /s/ Signature Illegible
                                 ----------------------------------------
                              Law Dept.




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                                    EXHIBIT A
                                       TO
                        QWEST COMMUNICATIONS CORPORATION
                                SERVICE AGREEMENT

                           SERVICE AND PRICING EXHIBIT

        This Service and Pricing Exhibit (this "SERVICE AND PRICING EXHIBIT") is made as of April 30, 1998(the "Effective Date) with respect to Service Agreement No.________, (the "AGREEMENT") by and between Qwest Communications Corporation, a Delaware corporation ("QWEST"), and General Magic, Inc. a Delaware corporation ("CUSTOMER").

1.      QWEST SERVICES:

1.1 During the Term of the Agreement, Qwest will provide to Customer the Services described in this EXHIBIT A, at the terms and conditions set forth herein.

1.2 Qwest will use commercially reasonable efforts to provide Customer with up to [**] toll free telephone numbers at the Effective Date of this EXHIBIT A and to provide additional toll free numbers in accordance with the projected requirements set forth in Schedule 1 to this EXHIBIT A.

2.      EARLY TERMINATION

2.1 In the event that Qwest is unable to satisfy Customer's requirement for toll free numbers as set forth in Schedule 1 to this EXHIBIT A for reasons other than those set forth in Section 3.7 of this EXHIBIT A, Customer may elect to terminate the Agreement in its sole discretion. Should Customer elect to terminate the Agreement, it will have no further obligation to Qwest and shall not be required to maintain the Revenue Level Commitment for the remainder of the year in which the Agreement is terminated or for any subsequent period. Customer is liable for all charges incurred through and including the date of termination.

2.2 In the event that Customer terminates the Agreement prior to the end of the initial Term, for reasons other than as set forth in Section 2.1 above, or pursuant to subsections (a), (b), and (d) of Section 7.1,
        Section 7.3, Section 7.4 or Section 9.2(b), then Customer shall pay to Qwest a fee (the "Early Termination Fee") equal to the difference between the Revenue Level Commitment for the year in which the Agreement was terminated, as adjusted according to Sections 3.2 and 3.7, if applicable, and the actual revenues that contribute towards the Revenue Level Commitment during that year, plus an amount equal to the Customer's Revenue Level Commitment for the remaining years of the Term.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.      REVENUE LEVEL COMMITMENT AND RATES

3.1 Set forth below is Customer's Revenue Level Commitment for each of the three (3) years of the Initial Term of this Agreement commencing on the Effective Date.

        [**]

3.2 To the extent that Customer's payments for Services in a given year are below the applicable Revenue Level Commitment for that year, the amount of such underutilization shall be added to the Revenue Level Commitment for the next annual period. If, at the completion of the Initial Term, total Customer payments are below the total Revenue Commitment for the Initial Term, Customer shall also pay to Qwest, in addition to the Rates set forth below for Services provided to Customer, a fee (the "Underutilization Fee") equal to the difference between the Revenue Level Commitment for the Initial Term and the actual revenues that contribute towards the Revenue Level Commitment for the entire Initial Term. Any Underutilization Fee shall be due and payable by Customer on completion of the Initial Term. To the extent that Customer's payments for Services in a given year exceeds the applicable Revenue Level Commitment for that year, the amount of such excess shall be credited toward the Revenue Level Commitment for the next annual period. No Underutilization Fee shall be payable for any year in which Customer terminates the Services Agreement pursuant to subsections (a), (b), and
        (d) of Section 7.1, Section 7.3, Section 7.4 or Section 9.2(b), and the Underutilization Fee shall be reduced on a pro rata basis if any Service Order is terminated in the applicable year due to Qwest's failure or inability to deliver the applicable Services. Calculation of the Underutilization Fee may be amended in the event that Section 17.1 of the Services Agreement is invoked.


3.3 In consideration of the Revenue Level Commitment, Qwest shall provide the Services at the rates (the "RATES") set forth in this Section 3 (exclusive of all sales, use, commercial or other taxes, surcharges or license fees). [**]. The Rates are as follows:

        (a)    MONTHLY RECURRING CHARGES:
        [**].

        (b)    USAGE CHARGES:
        All usage charges will be calculated based on the duration of the call. [**].

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Jurisdiction                        Base Rate Per Minute
------------                        --------------------

        [**]

        (c)    OTHER CHARGES:
        In addition to the foregoing Rates, Customer shall pay to Qwest the following additional charges, as applicable, including any and all recurring charges imposed on Qwest for the handling of calls under this agreement:

               (i)    WAIVED CHARGES:
               Notwithstanding the other provisions of this Agreement, [**]. Customer will cooperate with Qwest to obtain access to these [**] including, if necessary, executing any Letters of Agency required by [**].

               (ii)   ADDITIONAL SERVICES:
               Qwest will provide additional services requested by Customer at the rates set forth in Schedule 2 to this EXHIBIT A.

3.5 The Rates set forth in this Section 3 shall be in effect for the entire Initial Term of this Agreement.

3.6 [**]. In the event that Customer desires to [**], Customer shall issue a change order to Qwest identifying the [**] for which it is requesting [**] and any other information that is deemed necessary to implement Customer's request.

3.7 In the event that Qwest is unable to obtain assignments of the toll free numbers as set forth in Schedule 1 to this EXHIBIT A from the entity responsible for number assignment (the "Assigning Entity") or as a result of rationing or any other policy imposed by the Assigning Entity which has the result of limiting the availability of toll free numbers and which prevents Qwest, despite its reasonable efforts, from maintaining an inventory of toll-free numbers sufficient to satisfy customer's requirements, Qwest may, subject to Customer approval, (a) substitute local exchange telephone numbers obtained from a local exchange carrier which provides telecommunications services within a geographic territory specified by Customer for some portion of the toll free numbers required by Schedule 1 to this EXHIBIT A or (b) reduce the Revenue Level Commitment by an amount [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        [**] that Qwest is unable to provide to Customer for the reasons set forth in this Section 3.7 and which Qwest is required to provided pursuant to Schedule 1 to this EXHIBIT A. This reduction of Revenue Level Commitment shall continue month to month for each toll free number that is not provided until Qwest is able to satisfy the monthly requirements set forth in Schedule 1 to this EXHIBIT A. For purposes of satisfying these requirements, each toll free number obtained by Qwest in excess of the monthly requirement for a current month shall be used to satisfy the deficit created during the first month then each subsequent month in chronological order, as such excess permits, that Qwest was unable to provide toll free numbers required by Schedule 1 to this EXHIBIT A.

4.      BILLING

4.1 For ISDN Primary Rate Interface lines only, Qwest shall accept a calling number information element during call setup, which shall contain the number to which the associated call will be billed. The calling number provided shall be contained in the billing record for the call. On interfaces utilizing channel associated signaling, Qwest shall accept a fixed number of inband Dial Tone Multi-Frequency ("DTMF") tones during the call setup identifying the number to which the call shall be billed. The digits provided shall be contained in the billing record for the call.

5.      TECHNICAL STANDARDS

5.1 Qwest will support a P-.01 service level for all Services provided under this Agreement.

5.2 Qwest will load balance calls over multiple servers through most idle inbound balancing.

5.3 Customer and Qwest will mutually agree upon service level commitments to be included in Schedule 3 to this EXHIBIT A.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B
                                       TO
                        QWEST COMMUNICATIONS CORPORATION
                                SERVICE AGREEMENT

                            CONFIDENTIALITY AGREEMENT

                               GENERAL MAGIC, INC.
                       CONFIDENTIALITY AGREEMENT (MUTUAL)

This Mutual Confidentiality Agreement (the "Agreement") is entered into and is effective as of March 19, 1998 (the "Effective Date") by and between GENERAL MAGIC, INC., 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic"), and Qwest Communications ("Company").

    WHEREAS, the parties may disclose to each other certain confidential information defined below and Magic and/or Company desires to keep such information confidential;

    WHEREAS, in consideration of the disclosure of such information to Magic and/or Company, Magic and/or Company is willing to keep such information confidential in accordance with the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, Magic and Company hereby agree as follows:

1. DEFINITION OF CONFIDENTIAL INFORMATION. The parties acknowledge that the terms and conditions of this Confidentiality Agreement, the existence of the discussions between Company and Magic and other information, including but not limited to, each party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, or any third-party confidential information disclosed by one party hereto to the other, will be considered confidential ("Confidential Information"); provided that information disclosed by the disclosing party ("Discloser") will be considered Confidential Information by the receiving party ("Recipient"), only if such information is conspicuously designated as "Confidential": (i) in writing, if communicated in writing, or (ii) confirmed in writing within thirty (30) days of disclosure if disclosed orally; and provided further that Confidential Information shall not include information that: 1) is now or subsequently becomes generally available to the public through no fault or breach on the part of Recipient; 2) Recipient can demonstrate to have had rightfully in its possession prior to disclosure to Recipient by Discloser;
    3) is independently developed by Recipient without the use of any Confidential Information; or 4) Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

2. NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION. Recipient agrees to use reasonable care, but in no event less than the same degree of care that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure, publication or dissemination of Confidential Information. Recipient agrees to accept Discloser's Confidential Information for the sole purpose of evaluation in connection with Recipient's business discussions with Discloser. Recipient agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of Discloser in each instance. Recipient may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Recipient will take reasonable steps to give Discloser sufficient prior notice in order to contest such request, requirement or order by notifying Discloser of such request.

3. OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information, and any Derivatives thereof whether created by Discloser or Recipient, remains the property of Discloser and no license or other rights to Confidential Information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

4. INDEPENDENT DEVELOPMENT. Discloser understands that Recipient may currently or in the future be developing information internally, or receiving information from other parties that may be similar to Discloser's information. Accordingly, nothing in this Agreement will be construed as a representation or inference that Recipient will not develop products, or have products developed for it, that, without violation of this Agreement, compete with the products or systems contemplated by Discloser's Confidential Information.

5. NO WARRANTY. All Confidential Information remains the property of Discloser and no license or other rights in the Confidential Information is granted hereby. Discloser warrants that it has the right to disclose the Confidential Information to Recipient. Otherwise, all information is provided "AS IS" and without any warranty, express, implied or otherwise, regarding its accuracy or performance. Recipient will return all tangible Confidential Information, including but not limited to all computer programs, documentation, notes, plans, drawings, and copies thereof, to Discloser immediately upon Discloser's written request.

6. TERM. The term of this Agreement shall be two (2) years, provided that Recipient's duty to protect Discloser's Confidential Information shall survive expiration or termination of this Agreement and shall expire four
    (4) years from the date of disclosure of Confidential Information.

7. NO EXPORT. For each instance in which Magic is the Discloser, Recipient certifies that no Confidential Information, or any portion thereof, will be exported to any country in violation of the United States Export Administration Act and regulations thereunder.

8. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement constitutes the entire agreement with respect to the Confidential Information disclosed herein and supersedes all prior or contemporaneous oral or written agreements concerning such Confidential Information. This Agreement may not be amended except by the written agreement signed by authorized representatives of both parties. This Agreement will be governed by and construed in accordance with the laws of the State of California as applied to agreements entered into and to be performed entirely within California by California residents.

Understood and agreed:

FOR: GENERAL MAGIC, INC.                         FOR COMPANY:

                                                 Qwest Communications Corporation
                                                 ----------------------------------
                                                 Insert Company Name

/s/Kevin J. Surace                     3/19/98   /s/Lewis O. Wilks, President, Business Markets
----------------------------------------------   ----------------------------------------------
By (Signature)                         Date      By (Signature)                           Date

Kevin J. Surace                                  Lewis O. Wilks
----------------------------------------------   ----------------------------------------------
Printed Name and Title                           Printed Name and Title

                                                   APPROVED AS TO FORM

                                                   MARCH 19, 1998

                                                 /s/ Signature Illegible
                                                 ---------------------------------
                                                     Legal Department


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